UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 28, 2005
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                        (Date of earliest event reported)


                             ROYCE BIOMEDICAL, INC.
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             (Exact name of registrant as specified in its charter)


              Nevada                    000-29895           98-0206542
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(State or other jurisdiction of         Commission       (I.R.S. Employer
 incorporation or organization)         File Number     Identification No.)


                            433 Town Center Suite 316
                             Corte Madera, CA 94925
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               (Address of principal offices, including Zip Code)


                                 (415) 738-8887
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              (Registrant's telephone number, including area code)



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          (Former name or Former Address, if Changed Since Last Report)

Section 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company entered into a Promissory Note (the "Note") on September 30, 2002 with Xili USA Inc, a related party, in the amount of $25,000, with no interest accruing until January 1, 2005. Commencing January 1, 2005, interest accrues at the rate of 24% per annum with interest payments due on the last day of each month. The Note matures on July 1, 2005. In the event that interest payments are not made by the Company for two consecutive months, the Note is in default and immediately due in full as to principal and unpaid interest.

The Note was assigned on December 10, 2004 to Curvelo Trade and Finance, Ltd. ("Curvelo"), such assignment was acknowledged by the Company. Further, on February 14, 2005, Curvelo assigned $4,000 in value of the Note to GEV 2000 KFT ("GEV"), such assignment being acknowledged by the Company.

On February 28, 2005, the Company was unable to make payment to Curvelo for the interest due on the Note triggering a default under the provisions of the Note. As a result, Curvelo and GEV made notice and demand on the Company for the aggregate amount outstanding on the Note of $25,000 and two month's interest in the amount of $1,000.

The Company agreed to settle these demands with Curvelo and GEV on March 1, 2005 through the issuance of shares of the common stock of the Company. Specifically, Curvelo was issued 1,000,000 common shares at par value to fully pay all interest due and payable under the Note as of February 28, 2005. In addition, Curvelo was issued 1,000,000 common shares at par value pursuant to a forebearance agreement whereby Curvelo agreed to not to seek legal enforcement on the defaulted Note until March 31, 2005. GEV agreed to accept 4,000,000 common shares at par value in full payment of the $4,000 portion of the Note owned and presented for payment by GEV resulting from the acceleration of the maturity date of the Note.

Section 3.02. Unregistered Sales of Equity Securities

On March 1, 2005 the Company, issued GEV 2000 KFT, 4,000,000 shares of its common stock at par value, in full payment of the $4,000 portion of the promissory note owned and presented for payment by GEV 2000 KFT resulting from the acceleration of the maturity date of the promissory note. . These securities were issued pursuant to an exemption from registration provided under Section 4(2) and 4(6) of the Securities Act of 1933. The parties to whom the shares were issued received information concerning the Company. The shares were appropriately restricted. No underwriters were involved in the transactions and no commissions were paid.

On March 1, 2005, the Company issued 1,000,000 shares of its common stock at par value to Curvelo Trade and Finance, Ltd in full satisfaction of the outstanding interest due and payable under the promissory note. . These securities were issued pursuant to an exemption from registration provided under Section 4(2) and 4(6) of the Securities Act of 1933. The parties to whom the shares were issued received information concerning the Company. The shares were appropriately restricted. No underwriters were involved in the transactions and no commissions were paid.

On March 1, 2005, Curvelo Trade and Finance, Ltd. was issued 1,000,000 common shares at par value pursuant to a forebearance agreement whereby Curvelo Trade and Finance, Ltd. agreed to not to seek legal enforcement on the defaulted promissory note until March 31, 2005. . These securities were issued pursuant to an exemption from registration provided under Section 4(2) and 4(6) of the Securities Act of 1933. The parties to whom the shares were issued received information concerning the Company. The shares were appropriately restricted. No underwriters were involved in the transactions and no commissions were paid.

Item 9.01. Exhibits and Reports on Form 8-K

(a)   Exhibits

      10.7  Assignment agreement between Xili USA and Curvelo Trade & Finance
            Ltd.

      10.8 Assignment agreement between Curvelo Trade & Finance Ltd. And GEV 2000 KFT

      10.9  Demand letter from Curvelo Trade & Finance Ltd.

      10.10 Demand letter from GEV 2000 KFT

      10.11 Settlement agreement with Curvelo Trade & Finance Ltd.

      10.12 Forebearance agreement with Curvelo Trade & Finance Ltd.

      10.13 Settlement agreement with GEV 2000 KFT



SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Royce Biomedical, Inc.

By: /s/ Joseph C. Sienkiewicz
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    Joseph C. Sienkiewicz, Secretary

Date: March 2, 2005